Exhibit 99.1

Dynegy Analyst Day

December 8, 2004 New York City

Investor Relations ir@dynegy.com 713.507.6466

Forward-Looking Statements

This presentation contains statements reflecting assumptions, expectations, projections, intentions or beliefs about future events that are intended as “forward-looking statements” as defined by the Securities and Exchange Commission. You can identify these statements, including those relating to Dynegy’s financial estimates, future plans, goals and guidance by the fact that they do not relate strictly to historical or current facts. Management cautions that any or all of Dynegy’s forward-looking statements may turn out to be wrong. Please read Dynegy’s annual, quarterly and current reports under the Securities Exchange Act of 1934, as amended, including its 2003 Form 10-K, as amended and third quarter 2004 Form 10-Q for additional information about the risks, uncertainties and other factors affecting these forward-looking statements and Dynegy generally. Dynegy’s actual future results may vary materially from those expressed or implied in any forward-looking statements, which are affected by many factors, including weather, changes in commodity prices, our volumes of production and ability to sell our products, our ability to control costs, expectations regarding capital expenditures and depreciation and amortization expense, our liquidity and ability to address payment of our tolling arrangements and interest expense, our ability to raise capital in capital market transactions, the outcome of proceedings and regulatory matters, changes in environmental regulations, the impact of hedging, the dependability of the electric transmission system nationally, asset valuations and associated impairments or write-downs, consummation of the Sithe Energies acquisition, and other factors described in our public reports. All of Dynegy’s forward-looking statements, whether written or oral, are expressly qualified by these cautionary statements and any other cautionary statements that may accompany such forward-looking statements. In addition, Dynegy disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

Non-GAAP Financial Measures:

We use the non-GAAP financial measures “EBITDA,” “free cash flow” and “Operating Margin/Deficit” in these materials. We have defined these terms in the Appendix. For our 2004 and 2005 guidance, we have provided reconciliations of non-GAAP measures to the most directly comparable GAAP measures, namely net income and operating cash flow, respectively.

Dynegy Inc.

Introduction

Dynegy Inc.

Management Team

Today’s Presenters:

Bruce Williamson

Chairman, President and CEO

Nick Caruso

EVP and CFO

Alec Dreyer

EVP, Generation

Steve Furbacher

EVP, Natural Gas Liquids

Pete Wilt

VP, Investor Relations

Investor Relations:

Norelle Lundy

Director, Investor Relations

Hillarie Bloxom

Analyst, Investor Relations

Rhonda Hoffman

Other Management in Attendance:

Carol Graebner

EVP and General Counsel

Blake Young

EVP, Administration and Technology

Lynn Lednicky

SVP, Strategic Planning

Holli Nichols

Chuck Cook

VP, Finance

Donna McGinnis

VP, Insurance

Peter Tellegen

VP, Strategic Market Analysis

Dan Thompson

VP, Northeast Generation Plant Operations

T.J. McReynolds

Managing Director, Financial Planning

Kyle Kettler

Amin Maredia

Jeanne O’Meara

Manager, Technical Communications

Sameer Shetty

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Agenda

8:30 – 9:00 AM Bruce Williamson: Strategic Overview

9:00 – 10:00 AM Steve Furbacher: Midstream – Upside Today and Core

Value Tomorrow

10:00 – 10:15 AM Break

10:15 – 11:15 AM Alec Dreyer: Generation – Value Today and Upside

Tomorrow

11:15– 12:00 PM Nick Caruso: Financial Update

12:00 – 12:45 PM Bruce Williamson: The Dynegy Value Proposition

12:45 – 1:15 PM Break

1:15 – 2:00 PM Lunch with the Leadership Team and Q&A

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2004 Cash Flow Guidance Estimates

Guidance as of October 28, 2004

($ in millions) GEN NGL REG CRM OTHER 2004

OCF $375-385 $275-285 $215 $(235-230) $(550-545) $80-110

CapEx (145) (60) (90) - (15) (310)

Asset Sales 260 100 215 - - 575

Free Cash Flow $490-500 $315-325 $340 $(235-230) $(565-560) $345-375

Capex includes development projects of $32 MM for GEN primarily related to PRB coal conversions and $23 MM for NGL related to the Chico expansion and Monument compressor projects

Proceeds from asset sales include approximately $375 MM for sale of IP and minority interest in Joppa, adjusted for $50 MM in working capital, but exclude additional $100 MM held in escrow

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Update: 2004 Cash Flow Guidance Estimates

Reconciliation From October 28, 2004 Guidance

($ in millions) GEN NGL REG CRM OTHER 2004

OCF $375-385 $275-285 $215 $(235-230) $(550-545) $80-110

CapEx (145) (60) (90) - (15) (310)

Asset Sales 260 100 215 - - 575

Free Cash Flow—October 28, 2004 $490-500 $315-325 $340 $(235-230) $(565-560) $345-375

Adjustment (Approximate)

Kendall PPA (117) (117)

Free Cash Flow—December 8, 2004 $490-500 $315-325 $340 $(352-347) $(565-560) $228-258

Adjusted to include $117 MM payment related to the Kendall Power Purchase Agreement, which has been effectively assigned for four years

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2004 Earnings Guidance Estimates – GAAP Basis

Guidance as of October 28, 2004

($ in millions, except per share amounts) Total

GEN NGL REG CRM OTHER EBITDA

EBITDA $545-555 $375-385 $170 $(5)-0 $(200-195) $885-905

Depreciation (195) (90) (10) - (30) (325)

Interest (485)

Tax Benefit 28

Disc. Ops, Net of Tax (6)

Preferred Dividend (22)

Net Income Available to Common Shareholders $75-95

EPS—Basic $0.20-0.25

EBITDA for GEN includes an anticipated $70-80 MM pre-tax impairment of our WCP investment, of which $45 MM was already recorded in 3Q 2004

GEN and NGL EBITDA includes pre-tax net gains on asset sales of $90-95 MM and $70 MM, respectively

REG assets sold and transferred to Ameren Corp. as of 9/30/04; REG EBITDA includes impact of $54 MM impairment and $39 MM loss on sale of assets

CRM includes fixed payments associated with tolling arrangements and related gas transportation contracts

OTHER primarily consists of corporate-level general and administrative expenses

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Update: 2004 Earnings Guidance Estimates – GAAP Basis

Reconciliation From October 28 , 2004 Guidance

($ in millions, except per share amounts) Total GEN NGL REG CRM OTHER EBITDA EBITDA $545-555 $375-385 $170 $(5)-0 $(200-19 5) $885-905 Depreciation (195) (90) (10) - (30) (325) Interest (485) Tax Benefit 28 Disc. Ops, Net of Tax (6) Preferred Dividend (22) Net Income Available to Common Shareholders $75-95 EPS - Basic as of October 28, 2004 $.020-0.25

Adjustment (Approximate)

Kendall PPA, after tax (73) (73)

Net Income Available to Common Shareholders $2-22 EPS - Basic as of December 8, 2004 $.01-0.06

Adjusted to include payment of $73 MM, after tax, related to the Kendall Power Purchase Agreement, which has been effectively assigned for four years

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